Exhibit 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-127656), relating to the 2005 Stock Option Plan of Houston American Energy Corp., and on Form S-3 (File No. 333-134756) of our report dated March 26, 2007 relating to the financial statements of Houston American Energy Corp. for the year ended December 31, 2006 that appear in the Annual Report on Form 10-K of Houston American Energy for the year ended December 31, 2007.

/s/ Thomas Leger & Co., L.L.P.

Thomas Leger & Co., L.L.P.

HOUSTON, TEXAS
JUNE 19, 2008